Exhibit 11(a)


                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                   (Millions of Dollars Except Per Share Data)

                                                                                   For The Three Months Ended
                                                                      March 31,1996                           April 2,1995
                                                                Amount             Per Share           Amount             Per Share
Primary:

Average shares outstanding                                       87.0                                    85.0

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method
   using the average market price                                 2.1                                 (Note 1)
                                                                 ----                                 --------

Adjusted shares outstanding                                      89.1                                    85.0
                                                                 ====                                    ====

Earnings (loss) from continuing operations                     $(32.4)                                  $19.1

Less preferred stock dividend                                     2.9                                     2.9
                                                                -----                                   -----

Earnings (loss) from continuing operations
   attributable to common stock                                $(35.3)             $(.40)               $16.2              $ .19
                                                               =======             ======               =====              =====


Fully Diluted:

Average shares outstanding                                       87.0                                    85.0

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method
   using the higher of the average market price or
   ending market price                                            2.5                                 (Note 1)
                                                                 ----                                 --------

Adjusted shares outstanding                                      89.5                                    85.0

Average shares assumed to be converted through
   convertible preferred stock                                    6.3   (Note 2)                          6.3  (Note 2)
                                                                -----                                   -----

Fully diluted average shares outstanding                         95.8                                    91.3
                                                                 ====                                    ====

Earnings (loss) from continuing operations                     $(32.4)             $(.34)               $19.1              $ .21
                                                               =======             ======               =====              =====

Notes:     1.   Dilutive effect of common stock  equivalents is less than 3% for the three-month  period ended April 2, 1995 and has not been shown.
           2.   The  assumed  conversion  of  convertible   preferred  stock  is
                anti-dilutive and, therefore, is not used in the calculation of fully diluted earnings per share included in the financial statements.


                                                           Exhibit 11(b)

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                   (Millions of Dollars Except Per Share Data)

                                                                                   For The Three Months Ended
                                                                      March 31,1996                           April 2,1995
                                                                Amount             Per Share           Amount             Per Share
Primary:

Average shares outstanding                                       87.0                                    85.0

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method
   using the average market price                                 2.1                                 (Note 1)
                                                                 ----                                 --------

Adjusted shares outstanding                                      89.1                                    85.0
                                                                 ====                                    ====

Net earnings                                                    $38.0                                   $25.7

Less preferred stock dividend                                     2.9                                     2.9
                                                                -----                                   -----

Net earnings attributable to common stock                       $35.1               $.39                $22.8              $ .27
                                                                =====               ====                =====              =====


Fully Diluted:

Average shares outstanding                                       87.0                                    85.0

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury  stock  method
   using the higher of the average market price or
   ending market price                                            2.5                                 (Note 1)
                                                                 ----                                 --------

Adjusted shares outstanding                                      89.5                                    85.0

Average shares assumed to be converted through
   convertible preferred stock                                    6.3   (Note 2)                          6.3  (Note 2)
                                                                -----                                   -----

Fully diluted average shares outstanding                         95.8                                    91.3
                                                                 ====                                    ====

Net earnings                                                    $38.0               $.40                $25.7              $ .28
                                                                =====               ====                =====              =====


Notes:     1.   Dilutive effect of common stock  equivalents is less than 3% for the three-month period ended April 2, 1995 and has not been shown.
           2.   The  assumed  conversion  of  convertible   preferred  stock  is
                anti-dilutive and, therefore, is not used in the calculation of fully diluted earnings per share included in the financial statements.
